CUSTODIAN AGREEMENT

THIS AGREEMENT, dated as of July 20, 2007, between MATTHEWS INTERNATIONAL FUNDS, doing business as (“dba”) MATTHEWS ASIAN FUNDS, a management investment company organized under the laws of the State of Delaware and registered with the U.S. Securities Exchange Commission (the Commission) under the Investment Company Act of 1940 (“the 1940 Act”) (the Trust), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or the Custodian),

WITNESSETH:

WHEREAS, the Trust wishes to employ BBH&Co. to act as custodian for each of its existing or additional series of shares listed on Appendix A hereto (each such listed series, a Fund) and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and BBH&Co. hereby agree, as follows:

1. Appointment of Custodian. The Trust hereby appoints BBH&Co. as Custodian for each Fund, and BBH&Co. hereby accepts such appointment. All Investments of the Trust delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to the Trust's Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2. Representations, Warranties and Covenants of the Trust. The Trust hereby represents, warrants and covenants each of the following:

2.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been duly authorized and if in writing, duly executed and delivered by the Trust. Neither this Agreement nor any Instruction issued hereunder violates any Applicable Law or conflicts with or constitutes a default under the Trust's prospectus, articles of organization or other constitutive document or any agreement, judgment, order or decree to which the Trust is a party or by which it or its Investments is bound.

2.2 By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, Trust acknowledges that the Custodian has no obligation to assess Country or Sovereign Risks, and the Trust has (a) made all determinations required to be made by the Trust under the 1940 Act, and (b) appropriately and adequately disclosed to its shareholders, other investors and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

2.3 The Trust shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. If the Trust uses any on-line or similar communications service made available by the Custodian, the Trust shall be solely responsible for ensuring the security of its access to the service and for the use of the service, and shall only attempt to access the service and the Custodian’s computer systems in the manner directed by the Custodian. If the Custodian provides any computer software to the Trust relating to the services described in this Agreement, the Trust will only use the software for the purposes for which the Custodian provided the software to the Trust, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the  Trust.

3. Representation and Warranty of BBH&Co. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

4. Instructions. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties upon receipt of Instructions. As used herein, the term Instruction shall mean a directive initiated by the Trust, acting through its Board of Trustees or other Authorized Person, which directive shall conform to the requirements of this Section 4.

4.1 Authorized Persons. For purposes hereof, an Authorized Person shall be a person or entity authorized to give Instructions to the Custodian by written notices or otherwise for or on behalf of the Trust in accordance with procedures delivered to and acknowledged by the Custodian. The Custodian may treat any Authorized Person as having the full authority of the Trust to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives an Instruction from the Trust to the contrary.

4.2 Form of Instruction. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Trust from time to time unless the Trust shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

4.2.1 Fund Designated Secured-Transmission Method. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Trust or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian, it being understood that such acknowledgment shall authorize the Custodian to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Authorized Person.

4.2.2 Written Instructions. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.3 Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Trust or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as are contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to adhere to the Standard of Care and to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. Written Instructions shall be binding upon the Custodian upon receipt, provided that a written Instruction shall be deemed received by the Custodian (a) if transmitted via SWIFT, upon transmission by the Trust; and (b) if sent by registered receipt mail, the date indicated on the receipt. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. The Trusts Transfer Services Schedule and the Electronic and Online Services Schedule to this Agreement shall each comprise a designation of a means of delivering Instructions for purposes of this Section 4.2.

4.3 Completeness and Contents of Instructions. The Trust shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Trust's Investments and upon any delivery and transfer of any Investment or moneys, the person initiating the Instruction shall give the Custodian an Instruction with the following information (as appropriate):

4.3.1 The transaction date and the date and location of settlement;

4.3.2 The specification of the type of transaction;

4.3.3 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in the Instruction, particularly with respect to Investment description; and

4.3.4 The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian determines that an Instruction is either unclear or incomplete, the Custodian shall give prompt notice of such determination to the Trust, and the Trust shall thereupon amend or otherwise reform the Instruction. In such event, to the extent of such lack of clarity or completeness, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction; provided, that if any of the information specified in Sections 4.3.1 - 4.3.4 is missing from an Instruction, the Custodian shall take no action on such Instruction, and shall notify the Trust promptly of such informational deficiency.

4.4 Timeliness of Instructions. In giving an Instruction, the Trust shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Trust.

5. Safekeeping of Fund Assets. The Custodian shall hold Investments delivered to it or Subcustodians for the Trust in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Subcustodians provided that in the case of clause (b) the Custodian shall promptly notify the Trust of any such pre-existing fault or defect of which it has actual knowledge. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action or income event. The Custodian shall hold Investments for the account of the Funds and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for each relevant Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

5.1 Use of Securities Depositories. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Trust or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Trust or for benefit of clients of the Custodian generally on its own books.

5.2 Certificated Assets. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

5.3 Registered Assets. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Trust or a nominee for any of the foregoing, and may be held in any manner set forth in Section 5.2 above with or without any identification of fiduciary capacity in such registration.

5.4 Book Entry Assets. Investments which are represented by book-entry may be so held in an account maintained by the Book-entry Agent on behalf of the Custodian, a Subcustodian or another Agent of the Custodian, or a Securities Depository.

5.5 Replacement of Lost Investments. In the event of a loss of Investments for which loss the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Trust the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or such other lesser amount as shall be agreed by the parties.

6.  Administrative Duties of the Custodian. The Custodian shall perform the following administrative duties with respect to Investments of each Fund.

6.1 Purchase of Investments. Pursuant to Instruction, Investments purchased for the account of any Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.2 Sale of Investments. Pursuant to Instruction, Investments sold for the account of any Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.3 Delivery and Receipt in Connection with Borrowings of the Trust or other Collateral and Margin Requirements. Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of any Fund in connection with borrowings or loans by any Fund and other collateral and margin requirements.

6.4 Futures and Options. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Trust and a futures commission merchant regarding margin (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Trust of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Trust shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Trust's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 under the 1940 Act. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

6.5 Contractual Obligations and Similar Investments. From time to time, a Fund’s Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by Book-Entry Agent, registrar or similar agent for recording ownership interests in the relevant Investment. If any Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on such Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to such Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to such Fund.

6.6 Exchange of Securities. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of such Fund for other securities in connection with any reorganization, recapitalization, conversion, stock split, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

6.7 Surrender of Securities. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

6.8 Rights, Warrants, Etc. Pursuant to Instruction, the Custodian shall (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of the issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deliver securities in response to any tender offer.

6.9 Mandatory Corporate Actions. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on any Fund’s account and promptly notify the Trust of such action; and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

6.10 Income Collection. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to any Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to any Fund with respect to Investments.

6.11 Corporate Action Information. In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide to the Trust on a timely basis such material information pertaining to a corporate action (including without limitation, tenders, exchanges and calls) which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information.  Information relative to any pending corporate action made available to the Trust via any of the services described in the Electronic and Online Services Schedule or as otherwise agreed among the parties from time to time shall constitute the delivery of such information by the Custodian.  In the event that Custodian is aware that any such service is not functioning as intended, or as reasonably requested by the Trust, Custodian shall deliver information relating to any pending corporate action in a manner mutually agreed by the parties. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may be reversed by the Custodian.

6.12 Proxy Materials. The Custodian shall deliver, or cause to be delivered, on a timely basis to the Trust or its Agent proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian. [Information relative to any pending corporate action made available to the Trust via any of the services described in the Electronic and Online Services Schedule or as otherwise agreed among the parties from time to time shall constitute the delivery of such information by the Custodian.

6.13 Class Actions. The Custodian shall promptly notify the Trust of any shareholder class action lawsuit (each a “Class Action”) in connection with an Investment of the Trust in the custody of the Custodian to the extent that the Custodian becomes aware of such Class Action. Upon receipt of an Instruction from the Trust the Custodian shall, as the Trust’s designated attorney in fact pursuant to Schedule I hereto, assist the Trust by completing, executing and filing such documentation as may be reasonably necessary to register the Trust’s claim in a recovery under a Class Action (“Claim Documentation”). The Trust shall, upon request by the Custodian, promptly provide any and all information and supporting documentation reasonably necessary and/or required for the submission of such Claim Documentation to the extent that such information and documentation is not in the Custodian’s possession. The Custodian shall not be responsible for (i) completing, executing and filing documentation required for the Trust’s participation in a Class Action as a lead plaintiff or representative party, (ii) retroactively seeking recovery on behalf of the Trust for claims arising prior to the date BBH was appointed Custodian, (iii) advising the Trust as to its rights or interests in any Class Action, (iv) representing the Trust in connection with any Class Action by personal appearance or otherwise, and (v) expenses incurred by the Trust in connection with any Class Action. The Trust acknowledges that identifying its interest may involve manually researching historic records and that the Custodian does not warrant that the review will be error free. The Trust acknowledges that the Custodian is acting in a clerical capacity in completing and filing such claim forms and that the Custodian will not be using legal expertise in providing this service.

6.14 Ownership Certificates and Disclosure of the Trust's Interest. The Custodian is hereby authorized to execute on behalf of any Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Funds with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

With respect to securities issued in the United States of America, the Custodian [ ] may [XXX] may not release the identity of the Trust to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Trust. IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES CONTRARY INSTRUCTIONS FROM THE TRUST. With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

6.15. Taxes. The Custodian shall, where applicable, assist the Trust in the reclamation of taxes withheld on dividends and interest payments received by the Trust. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Trust’s tax status that is received from or on behalf of the Trust without duty of separate inquiry. Custodian shall use reasonable commercial care to cause Subcustodians to cooperate with the Trust’s foreign tax advisers and promptly to provide cost allocation and other accounting information as such advisers shall reasonably request.

6.16 Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom the payment or delivery is made.

6.17 Nondiscretionary Details and Minor Expenses. The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by Instruction, and may make reasonable payments to itself or others for minor expenses of administering Investments under this Agreement, provided that the Trust shall have the right to request an accounting with respect to such expenses.

6.20 Use of Agents. The Custodian may at any time in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (Agents), provided, however, that the appointment of an Agent shall not relieve the Custodian of its administrative obligations under this Agreement.

7. Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Trust hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Trust maintains Investments or in such other currencies as the Trust shall from time to time request by Instruction.

7.1 Types of Cash Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the relevant Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the relevant Fund or the Custodian or in the name of the Custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Trust. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts, but shall not be liable for their repayment in the event the Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

7.1.1. Administrative Accounts. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Funds and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the applicable Fund (each an “Account”). Each such Account shall be subject to the terms and conditions of this Agreement and each Fund shall be liable for the satisfaction of its own obligations in connection with each Account.

7.2 Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of the cash accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Trust's Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

7.3 Currency and Related Risks. The Trust bears the risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with the Custodian. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the any Fund shall be for the account of such Fund.

7.4  Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Trust with such currency brokers or banking institutions, including Subcustodians, as the Trust may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Trust in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

7.4.1 Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Trust on the same basis it performs duties as agent for the Trust with respect to any other of the Trust's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Trust in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker/dealer or banking institution with which the Trust has executed a foreign exchange contract or option, (b) may make free outgoing payments of cash in the form of U.S. Dollars or foreign currency consistent with applicable Instruction without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency broker/dealers for settlement of the Trust’s foreign exchange spot or forward transactions, foreign exchange swap transactions and similar foreign exchange transactions, process settlements using the facilities of CLS Bank according to CLS Bank’s standard terms and conditions, and (d) shall hold in safekeeping all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions. The Trust accepts full responsibility for its use of third-party foreign exchange broker/dealers and for execution of the foreign exchange contracts and options and understands that the Trust shall be responsible for any and all costs and interest charges which may be incurred by the Trust or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

7.4.2 Foreign Exchange with the Custodian as Principal. The Custodian, as principal, may undertake such foreign exchange transactions with the Trust as the Custodian and the Trust may agree from time to time. In this event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction, the transaction will be performed in accordance with the standard terms and conditions attached to this Agreement. In the event that either the Trust or BBH&Co defaults on the settlement of any such foreign exchange transaction,, the defaulting party shall be liable to the non-defaulting party for contracted currency of the transaction together with any mark to market exposure associated with the replacement purchase of the contracted currency undertaken with the Custodian~~.~~ , with interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits from the day when the settlement should have been effected until the day it is in fact effected, or such other lesser amount as shall be agreed by the parties.

7.5 Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by any breach of the Standard of Care by the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Trust: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out Instructions to transfer cash which are not due to a breach of the Standard of Care by the Custodian.

 7.6 Advances. If, for any reason in connection with this Agreement the Custodian or any Subcustodian makes an Advance to facilitate settlement or otherwise for the benefit of the Trust (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Trust hereby does:

7.6.1 acknowledge that the Trust shall have no right, title or interest in or to any Investments purchased with such Advance or proceeds of such Investments, and that any credit to an account of Fund shall be provisional, until: (a) the debit of the Principal or Agency Account by Custodian for an amount equal to Advance Costs; and/or (b) if such debit produces an overdraft in such account, reimbursement to the Custodian or Subcustodian for the amount of such overdraft;

7.6.2 acknowledge that the Custodian has an automatically perfected statutory security interest in Investments purchased with any such Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time;

7.6.3 in addition, in order to secure the obligations of any Fund to pay or perform any and all obligations of such Fund pursuant to this Agreement, including without limitation to repay any Advance made pursuant to this Agreement, grant to the Custodian a security interest in all Investments of such Fund and proceeds thereof (as defined in the Uniform Commercial Code as currently in effect in the State of New York); and agree to take, and agree that the Custodian may take, in respect of the security interest referenced above, any further actions that the Custodian may reasonably require.

7.7 Custodian’s Rights Neither the Custodian nor any Subcustodian shall be obligated to make any Advance or to allow an Advance to occur to the Trust, and in the event that the Custodian or any Subcustodian does make or allow an Advance, any such Advance and any transaction giving rise to such Advance shall be for the account and risk of the Trust and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made or allowed by a Subcustodian or any other person, the Custodian may assign all or part of its security interest referenced above and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Trust shall fail to repay the Advance Costs when due, the Custodian or its assignee, as the case may be, shall be entitled to a portion of the available cash balance in any Agency or Principal Account equal to such Advance Costs, and the Trust authorizes the Custodian, on behalf of the Trust, to pay an amount equal to such Advance Costs irrevocably to such Subcustodian or other person, and to dispose of any property in such Account to the extent necessary to make such payment. Any Investments and funds credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. Accordingly, the Custodian and any Subcustodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

7.8 Integrated Account. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in U.S. Dollars) shall collectively constitute a single and indivisible current account with respect to the applicable Fund's obligations to the Custodian or its assignee, and balances in the Principal Accounts shall be available for satisfaction of such Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder for the account of any Fund to the extent that the aggregate of all Principal Accounts of such Fund is overdrawn.

8. Subcustodians and Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8, the Trust hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Trust and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form in accordance with (a) governmental regulations, (b) rules of Securities Depositories and Clearing Agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

8.1 Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more Agents appointed by the Custodian, Investments of the Trust in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may,~~,~~ from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of the Trust as a Subcustodian for purposes of holding Investments of the Trust in the United States.

8.2 Foreign Subcustodians and Securities Depositories. Unless instructed otherwise by the Trust, the Custodian may deposit and/or maintain non-U.S. Investments of the Trust in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.5 [Note: Confirm cross -reference.] below, the Custodian shall have prepared a written assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection ~~8.2.3~~8.3 [Note: Confirm cross-reference.] of this Section. Additionally, the Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Trust as a Subcustodian for purposes of holding Investments of the Trust outside the United States.

8.3 Delegation of Board Review of Subcustodians.  From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as the delegate of the Trust's Board. The Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

8.4 [Reserved.]

8.5 Monitoring and Risk Assessment of Securities Depositories.  Prior to the placement of any assets of the Trust with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Trust or its authorized representative a written assessment of the custody risks associated with maintaining assets within such Securities Depository; (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Trust or its Investment Adviser of any material changes in such risk; and (c) shall, from time to time, provide such additional information relating to such risks as the Trust may reasonably request, including but not limited to information relating to a country’s financial infrastructure, prevailing custody and settlement practices, applicable laws and market conditions. In performing its duties under this subsection, the Custodian shall adhere to the Standard of Care set forth in the 17f-5 Delegation Schedule to this Agreement, and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with the care required by this Section. The risk assessment shall be provided to the Trust or its Investment Advisor by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Trust and the Custodian for transmission of material market information.

8.6 Responsibility for Subcustodians. The Custodian shall be liable to the Trust for any loss or damage to the Trust caused by or resulting from the acts or omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be a breach of the Standard of Care set forth in the 17f-5 Delegation Schedule to this Agreement had such acts or omissions been performed or failed to have been performed by the Custodian.

8.7 Responsibilities in connection with Eligible Securities Depositories. The Custodian agrees to perform in accordance with the Standard of Care the requirements of paragraphs (a) and (b) of this Section.

(a) the Custodian shall provide to the Trust an analysis of the custody risks associated with maintaining assets with an Eligible Securities Depository; and

(b) the Custodian shall monitor the custody risks associated with maintaining assets with an Eligible Securities Depository on a continuing basis, and shall promptly notify the Trust of any material change in these risks.

8.8 New Countries. The Trust shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event that the Custodian is unable to establish such arrangements prior to the time the investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of the local safekeeping agent shall be at the sole risk of the Trust, and accordingly the Custodian shall be responsible to the Trust for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Trust by such agent.

9. Responsibility of the Custodian.  In performing its duties and obligations hereunder, the Custodian shall adhere to the Standard of Care. Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by the Trust in consequence of the Custodian's breach of the Standard of Care. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Trust's Investments or to provide investment advice with respect to such Investments and that the Trust as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

9.1 Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform as a result of the following:

 9.1.1 Force Majeure. Force Majeure shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which materially adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other Agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water or wind damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, in each case that was not reasonably preventable or avoidable, (d) any interruption of the power supply or other utility service that is necessary to operations, in each case that was not reasonably foreseeable, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Country or Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

9.1.2 Country Risk. Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, other than that with respect to Subcustodians, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

9.1.3 Sovereign Risk. Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

9.2. Limitations on Liability of Custodian.  The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

9.2.1 Failure of Third Parties. The failure of any third party other than a Subcustodian, including: (a) any issuer of Investments or Book-Entry Agent or other agent of an issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor or other agent of the Trust other than the Custodian or any Subcustodian; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.2.2 Information Sources. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has reasonably relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

9.2.3 Reliance on Instruction. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Trust's declaration of trust, certificate of incorporation or by-laws or other constitutive document, Applicable Law, or actions by the trustees, directors or shareholders of the Trust.

9.2.4 Restricted Securities. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Trust.

9.3 Limitation on Liability of Fund. The Trust shall not be liable to the Custodian if the Trust is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed, by reason of a Force Majeure.

10. Indemnification.

10.1 The Trust hereby indemnifies the Custodian and each Subcustodian, and their respective Agents, nominees and partners, employees, officers and directors, and agrees to hold each of them harmless from and against all losses, claims and liabilities, including reasonable counsel fees and resulting tax liabilities, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction (other than any income or similar tax incurred by or assessed against the Custodian). If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the Trust. Not more than thirty days following the date of such notice, unless the Custodian shall be liable under Section 9 hereof in respect of such claim, the Trust will pay the amount of such claim or reimburse the Custodian for any payment made by the Custodian in respect thereof.

10.2 The Custodian hereby indemnifies the Trust, and its Agents, nominees and partners, employees, officers and directors, and agrees to hold each of them harmless from and against all losses, claims and liabilities, including reasonable counsel fees and resulting tax liabilities, incurred or assessed against the Trust or its Agents that are the direct and proximate result of the Custodian’s breach of the Standard of Care. If an Agent or any other person indemnified under the preceding sentence gives written notice of claim to the Trust, the Trust shall promptly give written notice to the Custodian. Not more than thirty days following the date of such notice, unless the Custodian shall not be liable under Section 8 hereof in respect of such claim, the Custodian will pay the amount of such claim or reimburse the Trust for any payment made by the Trust in respect thereof.

11. Reports and Records.

11.1 The Custodian shall:

11.1.1 create and maintain complete and accurate records relating to assets held for the account of the Trust and the performance of its obligations under this Agreement as required by the 1940 Act and the rules and regulations of the Commission;

11.1.2 make available to the Trust, its auditors, agents and employees, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to Section 11.1.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

11.1.3 make available to the Trust all Electronic Reports, in such form as the Trust shall reasonably request; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

11.2 The Trust shall examine all records, however produced or transmitted, promptly upon receipt and notify the Custodian promptly of any discrepancy or error. Unless the Trust delivers written notice of any such discrepancy or error within a reasonable time after its receipt of the records, the records shall be presumed to be true and accurate.

11.3 The Trust acknowledges that the Custodian obtains information on the value of assets from outside sources which may be utilized in certain reports made available to the Trust. The Custodian deems such sources to be reliable but the Trust acknowledges and agrees that the Custodian does not verify such information nor make any representations or warrantees as to its accuracy or completeness and accordingly shall be without liability in selecting and using such sources and furnishing such information.

12. Miscellaneous.

12.1 Powers of Attorney, etc. The Trust will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

12.2 Entire Agreement; Amendment. This Agreement, including the schedules hereto, constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the Trust and the Custodian with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought, provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith. In the event of a conflict between the terms of this Agreement and the terms of a service level agreement or other operating agreement in place between the parties from time to time, the terms of this Agreement shall control.

12.3 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Custodian/Administrator and the Trust and their successors and assignees, provided that the Trust may not assign this Agreement without the prior written consent of the Custodian. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Trust or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

12.4 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY. THE TRUST IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.5  Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Trust:

Matthews International Funds
Four Embarcadero Center, Suite 550
San Francisco, CA 94111
Attn: General Counsel
Telephone: (415) 788-7553
Facsimile (415) 788-4804

If to the Custodian:

Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109
Attn: Senior Legal Officer, Investor Services
Telephone: (617) 772-1381
Facsimile:  (617) 772-2235

or such other address as the Trust or the Custodian may have designated in writing to the other.

12.6 Headings. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

12. 7 Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Trust and the Custodian. A photocopy or telefax of the Agreement shall be acceptable evidence of the existence of the Agreement and the Custodian shall be protected in relying on the photocopy or telefax until the Custodian has received the original of the Agreement.

12.9 Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information (including without limitation: (i) any information concerning the investment research, or portfolio transactions or holdings of any Fund; and (ii) any information in any way relating to any shareholder of any Fund including any such person’s name, address tax payer identification number, social security number, brokerage account number, bank account number, custody account number or other personally identifying information) provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law. Custodian represents and warrantes that it has adopted and implemented policies and procedures reasonably designed to prevent the mis-use of confidential information, including any material non-public information, by itself, or its directors, officers, employees and agents. Custodian acknowledges that any mis-use of confidential information would cause irreparable and continuing harm to the Trust, that it will be impossible to measure in money the damage to the Trust by such breach, and that in the event of any such mis-use the Trust will not have an adequate remedy at law or in damages. Therefore, Custodian hereby consents to the issuance of an injunction, a decree for specific performance, and/or the enforcement of other equitable remedies against it by the Trust (including monetary damages if appropriate), without bond or other security, to compel the performance of all of the material terms of this Agreement, and hereby waives the defense of the availability of adequate relief in damages.

12.10 Tape-recording. The Trust on behalf of itself and its Customers authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Trust, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Trust in writing. The Trust further agrees to solicit valid written or other consent from any of its employees with respect to telephone communications to the extent such consent is required by applicable law.

12.11 Counsel/ Certified Public Accountant . In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel and/or a certified public accountant regularly retained by the Custodian in respect of such matters, (ii) counsel and/or a certified public accountant for the Trust or (iii) such counsel or certified public accountant as the Trust and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that the Custodian shall have timely notified the Trust of such reliance.

12.12 Conflict. Nothing contained in this Agreement shall prevent the Custodian and its associates from (i) dealing as a principal or an intermediary in the sale, purchase or loan of the Trust’s Investments to, or from the Custodian or its associates; (ii) acting as a custodian, a subcustodian, a trustee, an agent, securities dealer, an investment manager or in any other capacity for any other client whose interests may be adverse to the interest of the Trust; or (iii) buying, holding, lending, and dealing in any way in any assets for the benefit of its own account, or for the account of any other client whose interests may be adverse to the Trust notwithstanding that the same or similar assets may be held or dealt in by, or for the account of the Trust by the Custodian. The Trust hereby voluntarily consents to, and waives any potential conflict of interest between the Custodian and/or its associates and the Trust, and agrees that:

(a) the Custodian’s and/or its associates’ engagement in any such transaction shall not disqualify the Custodian from continuing to perform as the custodian of the Trust under this Agreement;

(b) the Custodian and/or its associates shall not be under any duty to disclose any information in connection with any such transaction to the Trust;

(c) the Custodian and/or its associates shall not be liable to account to the Trust for any profits or benefits made or derived by or in connection with any such transaction; and

(d) Trust shall use reasonable efforts to disclose this provision, among other provisions in this Agreement, to its shareholders.

12.13 Standard of Care. Except where otherwise noted herein, the Custodian shall use reasonable care in the performance of all of its duties hereunder, without negligence, bad faith or willful misconduct (the Standard of Care).

13. Definitions. The following defined terms will have the respective meanings set forth below.

13.1  Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include, without limitation, amounts due to the Custodian as the principal counterparty to any foreign exchange transaction with the Trust as described in Section 7.4.2 hereof, or paid to third parties for account of the Trust or in discharge of any expense, tax or other item payable by the Trust.

13.2 Advance Costs shall mean any Advance, interest on the Advance and any related expenses, including without limitation any mark to market loss of the Custodian or Subcustodian on any Investment to which Section 7.6.1 applies.

13.3 Agency Account(s) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1 hereof.

13.4 Agent(s) shall have the meaning set forth in the last sentence of Section 6 hereof.

13.5 Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

13.6  Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of the Trust in accordance with Section 4.1 hereof.

13.7   Book-entry Agent(s) shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

13.8  Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market(s).

13.9 Delegation Schedule shall mean any separate schedule entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5 under the 1940 Act.

13.10 Electronic and Online Services Schedule shall mean any separate agreement entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning certain electronic and online services as described therein and as may be made available from time to time by the Custodian to the Trust.

13.11  Electronic Reports shall mean any reports prepared by the Custodian and remitted to the Trust or its authorized representative via the internet or electronic mail.

13.12 Foreign Custody Manager shall mean the Trust’s foreign custody manager appointed pursuant to Rule 17f-5 of the 1940 Act and the 17f-5 Delegation Schedule attached hereto.

13.13 Federal Securities Laws shall mean shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Investment Advisers Act of 1940, and the Title V of the Gramm-Leach-Bliley Act, each as amended from time to time, any rules adopted by the United States Securities and Exchange Commission (the SEC) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the United States Department of the Treasury.

13.14 Foreign Financial Regulatory Authority shall have the meaning given by Section 2(a)(50) of the 1940 Act.

13.15  Funds Transfer Services Schedule shall mean any separate schedule entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Trust.

13.16 Global Custody Network Listing shall mean the Countries and Subcustodians approved for Investments in non-U.S. Markets.

13.17 Instruction(s) shall have the meaning assigned in Section 4 hereof.

13.18  Investment Advisor shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Trust's Investments.

13.19 Investment(s) shall mean any investment asset of the Trust, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets, but shall not include any Principal Account.

13.20  Margin Account shall have the meaning set forth in Section 6.4 hereof.

13.21 Material Compliance Matter shall mean: (a) any material matter, including without limitation any material violation of or material weakness in the design of or implementation concerning or related to compliance policy or procedures concerning Federal Securities Laws or the policies and procedures referred to in Section 12.9 and 16 hereof, whether directly affecting or relating to the Trust or involving or related to any service provided by or process utilized by Custodian for the Trust (whether or not such matter directly affected the Trust); or, (b) any material violation of Federal Securities Law or targeted regulatory investigation about each of which the Trust would reasonably need to know to oversee the performance of this Agreement by Custodian and the disclosure of which would not violate legal, regulatory or judicial/administrative non-disclosure requirements.

13.22 Principal Account(s) shall mean deposit accounts of the Trust carried on the books of BBH&Co. as principal in accordance with Section 7 hereof.

13.23 Safekeeping Account shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Trust (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

13.24  Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

13.25 Standard of Care shall have the meaning set forth in Section 12.13. hereof.

Subcustodian(s) shall mean each foreign bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories.

13.26 Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof.

13.27 1940 Act shall mean the Investment Company Act of 1940.

14. Compensation. The Trust agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Trust and the Custodian in effect on the date hereof or as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians and other amounts paid by the Custodian to a third party for account or benefit of the Trust, and payable from time to time. Amounts payable by the Trust under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15. Termination. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

15.1 Term, Notice and Effect. This Agreement shall have an initial term of three (3) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless either party terminates this Agreement by written notice effective no less than ninety (90) days following the date that notice to such effect shall be delivered to the other party at its address set forth in Section 12.5 hereof. Notwithstanding the foregoing provisions, either party may terminate this Agreement with respect to one or more Funds at any time (a) for a material breach of the Agreement not cured within 60 days, in which case termination shall be effective thirty (30) days following receipt of written notice by the non-terminating party, or such later date as may be stated in such notice; (b) upon thirty (30) days’ written notice to the other party in the event that either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; or (c) with respect to termination by the Trust, upon ninety (90) days’ written notice following any change of control of the Custodian. For purposes of this section a change of control shall include any merger, adoption, acquisition, re-structuring or re-organization (excluding any transaction between or among wholly owned direct or indirect subsidiaries of a common parent) and any change in ownership or control (not including transactions between wholly owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of Custodian.

15.2 Notice and Succession. In the event a termination notice is given by a party hereto, all reasonable costs and expenses associated with any required systems, facilities, procedures, personnel, and other resourced modifications as well as the movement of records and materials and the conversion thereof shall be paid by the company for which Services shall cease to be performed hereunder. Furthermore, to the extent that it appears impracticable given the circumstances to effect an orderly delivery of the necessary and appropriate records of BBH&Co. to a successor within the time specified in the notice of termination as aforesaid, BBH&Co. and the Trust agree that this Agreement shall remain in full force and effect for such reasonable period as may be required to complete necessary arrangements with a successor.

15.3  Successor Custodian. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Trust held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Trust in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Trust's Investments in accordance with Instructions.

15.4  Delayed Succession. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten (10) consecutive calendar days written notice to the Trust either (a) deliver the Investments of the Trust held hereunder to the Trust at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2,000,000 USD equivalent and operating under the Applicable Law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Trust. In the event that Investments or moneys of the Trust remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Trust to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

16. IT Security. Custodian represents and warrants that it has adopted and implemented policies and procedures reasonably designed to maintain (through both physical and technological means) the confidentiality of Confidential Information and the use of Confidential Information in securities transactions by Custodian, or its officers, directors, employees or agents.

17. Compliance Matters, Policies and Procedures. To assist the Trust in complying with Rule 38a-1 of the 1940 Act, BBH&Co. represents that it has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws in connection with the fulfillment of BBH&Co.’s obligations under the Agreement and that BBH&Co. has in place a compliance program to monitor its compliance with those policies and procedures. BBH&Co. will upon request provide the Fund with information about its compliance program as mutually agreed and the Custodian’s reports prepared in compliance with the requirements of Statement of Auditing Standards No. 70 issued by the American Institute of Certified Public Accountants, as it may be amended from time to time (commonly referred to as a “SAS 70 report”) The Custodian shall maintain complete and accurate records with respect to assets held for the account of the Trust as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act. All such books and records maintained by the Custodian shall be made available to the Trust upon request and shall, where required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. The Custodian shall allow the Trust’s independent public accountant reasonable access to the records of the Custodian relating to the assets held for the account of the Trust as is required in connection with their examination of books and records pertaining to the Trust’s affairs. Custodian shall promptly notify Trust of the occurence of any Material Compliance Matter. The Custodian shall use reasonable efforts to provide the Trust and its agents with such reports as the Trust may reasonably request or otherwise reasonably require to fulfill its duties under rule 38a-1 under the 1940 Act and, in any case, provide the Trust with at least the same level of such reporting as the Custodian furnishes to its other mutual fund clients.

18. Regulatory Examinations. Custodian shall cooperate with the Trust and promptly provide the Trust with any records requested in connection with any audit, inspection or other action by the SEC or any other governmental or self-regulatory organization to which the Trust is subject, or any other audit, examination or similar event to which the Trust is subject.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document

BROWN BROTHERS HARRIMAN & CO.	MATTHEWS INTERNATIONAL FUNDS,
dba MATTHEWS ASIAN FUNDS

By: /s/ James R. Kent	By: /s/ John P. McGowan
Name: James R. Kent	Name: John P. McGowan
Title: Managing Director	Title: Vice President
Date: July 20, 2007	Date: July 20, 2007

Appendix A

Funds

Matthews Asia Pacific Fund
Matthews Asia Pacific Equity Income Fund
Matthews Pacific Tiger Fund
Matthews Asian Growth and Income Fund
Matthews Asian Technology Fund
Matthews China Fund
Matthews India Fund
Matthews Japan Fund
Matthews Korea Fund

FUNDS TRANSFER SERVICES SCHEDULE TO CUSTODIAN AGREEMENT

1. Execution of Payment Orders. Brown Brothers Harriman & Co. (the Custodian) is hereby instructed by the Trust to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by the Custodian in the Trust’s name as sender and authorized and confirmed by an Authorized Person as defined in a Custodian Agreement dated as of ______________, 2007 by and between the Custodian and the Trust, as amended or restated from time thereafter (the Agreement), provided that the Trust has sufficient available funds on deposit in a Principal Account as defined in the Agreement and provided that the order (i) is received by the Custodian in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of the Trust as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by the Trust or is verified by the Custodian in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to the Custodian in the name of the Trust or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable the Custodian to process such transfer.

2. Security Procedure. The Trust hereby elects to use the procedure selected below as its security procedure (the Security Procedure). The Security Procedure will be used by the Custodian to verify the authenticity of a payment order or a communication amending or canceling a payment order. The Custodian will act on Instructions received provided the instruction is authenticated by the Security Procedure. The Trust agrees and acknowledges in connection with (i) the size, type and frequency of payment orders normally issued or expected to be issued by the Trust to the Custodian, (ii) all of the security procedures offered to the Trust by the Custodian, and (iii) the usual security procedures used by customers and receiving banks similarly situated, that authentication through the Security Procedure shall be deemed commercially reasonable for the authentication of all payment orders submitted to the Custodian. The Trust hereby elects (please choose one) the following Security Procedure as described below:

[  ]     BIDS and BIDS Worldview Payment Products. BIDS and BIDS Worldview Payment Products, are on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Trust shall each be responsible for maintaining the confidentiality of passwords or other codes to be used by them in connection with BIDS. The Custodian will act on instructions received through BIDS without duty of further confirmation unless the Trust notifies the Custodian that its password is not secure.

[  ]      SWIFT. The Custodian and the Trust shall comply with SWIFT’s authentication procedures. The Custodian will act on instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

[  ]     Tested Telex. The Custodian will accept payment orders sent by tested telex, provided the test key matches the algorithmic key the Custodian and Fund have agreed to use.

[  ]      Computer Transmission. The Custodian is able to accept transmissions sent from the Trust’s computer facilities to the Custodian’s computer facilities provided such transmissions are encrypted and digitally certified or are otherwise authenticated in a reasonable manner based on available technology. Such procedures shall be established in an operating protocol between the Custodian and the Trust.

[X]     Telefax Instructions. A payment order transmitted to the Custodian by telefax transmission shall transmitted by the Trust to a telephone number specified from time to time by the Custodian for such purposes. If it detects no discrepancies, the Custodian will follow one of the procedures below.

1.
If the telefax requests a repetitive payment order, the Custodian may call the Trust at its last known telephone number, request to speak to the Trust or Authorized Person, and confirm the authorization and the details of the payment order (a Callback); or

2.	If the telefax requests a non-repetitive order, the Custodian will perform a Callback.

All faxes must be accompanied by a fax cover sheet which indicates the sender’s name, company name, telephone number, fax number, number of pages, and number of transactions or instructions attached.

[ ]
Telephonic. A telephonic payment order shall be called into the Custodian at the telephone number designated from time to time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the payment order data from the caller. The Custodian shall then:

1.	If a telephonic repetitive payment order, the Custodian may perform a Callback; or

2.	If a telephonic non-repetitive payment order, the Custodian will perform a Callback.

In the event the Trust chooses a procedure which is not a Security Procedure as described above, the Trust agrees to be bound by any payment order (whether or not authorized) issued in its name and accepted by the Custodian in compliance with the procedure selected by the Trust.

3. Rejection of Payment Orders. The Custodian shall give the Trust timely notice of the Custodian’s rejection of a payment order. Such notice may be given in writing or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the Custodian fails to execute a properly executable payment order and fails to give the Trust notice of the Custodian’s non-execution, the Custodian shall be liable only for the Trust’s actual damages and only to the extent that such damages are recoverable under UCC 4A (as defined in Paragraph 7 below). Notwithstanding anything in this Funds Transfer Services Schedule and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential or special damages under this Funds Transfer Services Schedule, whether or not such damages relate to services covered by UCC 4A, even if the Custodian has been advised of the possibility of such damages. Whenever compensation in the form of interest is payable by the Custodian to the Trust pursuant to this Funds Transfer Services Schedule, such compensation will be payable as specified in UCC 4A.

4. Cancellation of Payment Orders. The Trust may cancel a payment order but the Custodian shall have no liability for the Custodian’s failure to act on a cancellation instruction unless the Custodian has received such cancellation instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian’s execution of the order. Any cancellation shall be sent and confirmed in the manner set forth in Paragraph 2 above.

5. Responsibility for the Detection of Errors and Unauthorized Payment Orders. Except as may be provided, the Custodian is not responsible for detecting any Fund error contained in any payment order sent by the Trust to the Custodian. In the event that the Trust’s payment order to the Custodian either (i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii) identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, execution of the payment order, payment to the beneficiary, cancellation of the payment order or actions taken by any bank in respect of such payment order may be made solely on the basis of the number. The Custodian shall not be liable for interest on the amount of any payment order that was not authorized or was erroneously executed unless the Trust so notifies the Custodian within thirty (30) business days following the Trust’s receipt of notice that such payment order had been processed. If a payment order in the name of the Trust and accepted by the Custodian was not authorized by the Trust, the liability of the parties will be governed by the applicable provisions of UCC 4A. For the avoidance of doubt, the Custodian shall be responsible to the Trust for any failure by the Custodian to adhere to the specifications of any Instruction.

6. Laws and Regulations. The rights and obligations of the Custodian and the Trust with respect to any payment order executed pursuant to this Funds Transfer Services Schedule will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control. Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of the Trust.

7.  Miscellaneous. All accounts opened by the Trust or its authorized agents at the Custodian subsequent to the date hereof shall be governed by this Funds Transfer Schedule. All terms used in this Funds Transfer Services Schedule shall have the meaning set forth in Article 4A of the Uniform Commercial Code as currently in effect in the State of New York (UCC 4A) unless otherwise set forth herein. The terms and conditions of this Funds Transfer Services Schedule are in addition to, and do not modify or otherwise affect, the terms and conditions of the Agreement and any other agreement or arrangement between the parties hereto.

8. [Indemnification. The Custodian does not recommend the sending of instructions by telefax or telephonic means as provided in Paragraph 2. BY ELECTING TO SEND INSTRUCTIONS BY TELEFAX OR TELEPHONIC MEANS, EACH FUNDAGREES TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES ARISING OR IN CONNECTION WITH ANY SUCH INSTRUCTIN SENT BY THAT FUND.]

The undersigned acknowledges that (I/we) have received a copy of this document

Accepted and agreed:

BROWN BROTHERS HARRIMAN & CO.	MATTHEWS INTERNATIONAL FUNDS,
dba MATTHEWS ASIAN FUNDS

By: /s/ James R. Kent	By: /s/ John P. McGowan
Name: James R. Kent	Name: John P. McGowan
Title: Managing Director	Title: Vice President
Date: July 20, 2007	Date: July 20, 2007

ELECTRONIC AND ON-LINE SERVICES
SCHEDULE

This Electronic and On-Line Services Schedule (this Schedule) to a Custodian Agreement dated as of _____________________(as amended from time to time hereafter, the Agreement) by and between Brown Brothers Harriman & Co. (we, us, our) and ______________________ (you, your), provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com or such other URL as we may instruct you to use to access our products) and via a direct dial-up connection between your computer and our computers, as of ________________, _____, 2007 (the Effective Date). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on our web site, and any terms and conditions specifically governing a particular Service or our other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the Related Agreements).

1. General Terms.

You will be granted access to our suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a Service; collectively referred to as the Services):

1.1.	BIDS® and BIDS WorldView, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

1.2.	F/X WorldView, a system for executing foreign exchange trades;

1.3.	Fund WorldView, a system for receiving fund and prospectus information;

1.4.	BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

1.5.	ActionViewSM, a system for receiving certain corporate action information;

1.6.	Risk View, an interactive portfolio risk analysis tool; and

1.7.	Such other services as we shall from time to time offer. [Note: Need to specify.]

2.	Security / Passwords.

2.1.
A digital certificate and/or an encryption key may be required to access certain Services. You may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/. You also will need an identification code (ID) and password(s) (Password) to access the Services.

2.2.
You agree to safeguard your digital certificate and/or encryption key, ID, and Password and not to give or make available, intentionally or otherwise, your digital certificate, ID, and/or Password to any unauthorized person. You must immediately notify us in writing if you believe that your digital certificate and/or encryption key, Password, or ID has been compromised or if you suspect unauthorized access to your account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

2.3.
We will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by your failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of your ID and/or Password and/or the security of your digital certificate and/or encryption key.

3.	Instructions.

3.1.	Proper instructions under this Schedule shall be provided as designated in the Related Agreements (Instructions).

3.2.	The following additional provisions apply to Instructions provided via the Services:

a.	Instructions sent by electronic mail will not be accepted or acted upon.

b.
You authorize us to act upon Instructions received through the Services utilizing your digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of verification or inquiry on our part, and agree to hold us harmless for any losses you experience as a result.

c.
From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions. In such an event, we shall not be liable to you or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys', accountants', consultants', or experts' fees and disbursements) that you experience due to such a delay.

4.	Electronic Documents.

We may make periodic statements, disclosures, notices, and other documents available to you electronically, and, subject to any delivery and receipt verification procedures required by law, you agree to receive such documents electronically and to check the statements for accuracy. If you believe any such statement contains incorrect information, you must follow the procedures set forth in the Related Agreement(s).

5.	Use of Products; Indemnification.

The Custodian hereby represents and warrants that: (i) the Custodian has the right to use all of the products listed in Section 1 hereof (the Products), and has the power and authority to allow the Trust to use the Products in accordance with any applicable licensing agreements or other arrangements governing their use; and (ii) no third party consents, assignments or licenses are necessary to perform under this Electronic and On-Line Services Schedule. The Custodian (a) agrees to immediately notify the Trust in writing if any facts or circumstances arise that would make any of the representations in this Electronic and On-Line Services Schedule inaccurate in any way;

6.	Malicious Code.

You understand and agree that you will be responsible for the introduction (by you, your employees, agents, or representatives) into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or sub-program, or halts, disables, or interferes with the operation of the Services themselves; or (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services (Malicious Code), provided that you shall only be responsible for such introduction of Malicious Code that occurred despite the taking by you of reasonable actions and precautions to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

7.	Indemnification.

For avoidance of doubt, the parties hereby agree that the provisions in the Related Agreement(s) related to the indemnification of the parties and any limitations on liability and responsibilities between the parties shall be applicable to this Agreement, and are hereby expressly incorporated herein. You agree that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. You agree that we will not be liable for any action taken or not taken in complying with the terms of this Schedule, except for our willful misconduct or gross negligence. The provisions of this paragraph shall survive the termination of this Schedule and the Related Agreements.

8.	Payment.

You may be charged for services hereunder as set forth in a fee schedule from time to time agreed by us.

9.	Term/Termination.

9.1.
This Schedule is effective as of the date you sign it or first use the Services, whichever is first, and continues in effect until such time as either you or we terminate the Schedule in accordance with this Section 8 and/or until your off-line use of the Services is terminated.

9.2.
We may terminate your access to the Services at any time, for any reason, with five (5) business days prior notice; provided that we may terminate your access to the Services with no prior notice (i) if your account with us is closed, (ii) if you fail to comply with any of the terms of this Agreement, (iii) if we reasonably believe that your continued access to the Services poses a security risk, or (iv) if we believe that you are violating or have violated applicable laws, and we will not be liable for any loss you may experience as a result of such termination, provided that in the case of any of (i) - (iv), we shall notify you promptly of such termination of access. You may terminate your access to the Services at any time by giving us ten (10) business days notice. Upon termination, we will cancel all your Passwords and IDs and any in-process or pending Instructions will be carried out or cancelled, at our sole discretion , provided that we shall notify you promptly of such termination of any such cancellation.

10.	Miscellaneous.

10.1.	Notices. All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

10.2.
Inconsistent Provisions. Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s). Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

10.3.
Binding Effect; Assignment; Severability. This Schedule shall be binding on you, your employees, officers and agents. We may assign or delegate our rights and duties under this Schedule at any time without notice to you. Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the Schedule in accordance with applicable law. The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

10.4.
Choice of Law; Jury Trial. This Schedule shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. Each party agrees to waive its right to trial by jury in any action or proceeding based upon or related to this Agreement. The parties agree that all actions and proceedings based upon or relating to this Schedule shall be litigated exclusively in the federal and state courts located within New York City, New York.

The undersigned acknowledges that (I/we) have received a copy of this document

MATTHEWS INTERNATIONAL FUNDS, dba MATTHEWS ASIAN FUNDS

By: /s/ John P. McGowan
Name: John P. McGowan
Title: Vice President

17f-5 DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of _____________, 2007, the Trust, a management investment company registered with the Securities and Exchange Commission (the Commission) under the Investment Company Act of 1940, as amended (the 1940 Act), acting through its Board of Directors/Trustees or its duly appointed representative (the Trust), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the Delegate) as its delegate to perform certain functions with respect to the custody of Fund's Assets outside the United States.

1. Maintenance of Fund's Assets Abroad. The Trust, acting through its Board or its duly authorized representative, hereby instructs the Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof executed by and between the Trust and the Delegate (the Custodian Agreement) to place and maintain the Trust's Assets in countries outside the United States in accordance with Instructions received from the Trust’s Investment Advisor. Such instruction shall constitute an Instruction under the terms of the Custodian Agreement. The Trust acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as Foreign Custody Manager as indicated on the Delegate’s Global Custody Network Listing; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2. Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform only those duties set forth in this Delegation Schedule concerning the safekeeping of the Trust's Assets in each of the countries as to which it acts as the Board’s delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Trust as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Trust's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Trust confirms to the Delegate that the Trust or its Investment Adviser has considered the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Trust's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Trust's Assets held in custody pursuant to the terms of the Custodian Agreement.

3. Selection of Eligible Foreign Custodian and Contract Administration.  The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Trust's foreign custodial arrangements:

(a)  Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Trust's Assets with an Eligible Foreign Custodian, provided that the Delegate shall have determined that the Trust's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering factors relevant to the safekeeping of such assets including without limitation:

(i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;
(ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Trust's Assets;
(iii) The Eligible Foreign Custodian's general reputation and standing; and
(iv) Whether the Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

(b) Contract Administration. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

(i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust will be adequately protected against the risk of loss of assets held in accordance with such contract;

(ii)  That the Trust's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;
(iii) That beneficial ownership of the Trust's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;
(iv) That adequate records will be maintained identifying the Trust's Assets as belonging to the Trust or as being held by a third party for the benefit of the Trust;
(v) That the Trust's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and
(vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Trust's Assets, including, but not limited to, notification of any transfer to or from the Trust's account or a third party account containing the Trust's Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Trust's Assets as the specified provisions, in their entirety.

(c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4. Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Trust's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Trust's Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Trust's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5. Reporting. At least annually and more frequently as reasonably requested by the Trust, the Delegate shall provide to the Board written reports specifying placement of the Trust's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report on any material changes to such foreign custody arrangements, including any legal, regulatory, or other changes or events affecting the transferability, convertibility or availability of any currency in which deposits for the account of the Trust are denominated. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

6. Withdrawal of Trust's Assets.   If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Trust's Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Trust's Assets or would materially impair the liquidity, value or other investment characteristics of the Trust's Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Trust or its Investment Advisor with respect to such liquidation or other withdrawal.

7.  Direction as to Eligible Foreign Custodian.  Notwithstanding this Delegation Schedule, the Trust, acting through its Board, its Investment Advisor or its other Authorized Representative, may direct the Delegate to place and maintain the Trust's Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8. Standard of Care.  In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Trust's Assets would exercise.

9.  Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

The Trust hereby represents and warrants that its Board of Directors has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Trust and is a legal, valid and binding agreement of the Trust.

The Delegate hereby represents and warrants that it has provided to the Trust, and covenants to provide to the Trust on an ongoing basis, all information relevant to the determination by the Trust’s Board of Directors that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein.

10. Effectiveness; termination.   This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11.  Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12.  Definitions. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

a.  Country Risk - shall have the meaning set forth in Section [ ] of the Custodian Agreement.

b. Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

c. Fund's Assets - shall mean any of the Trust's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Trust's transactions in such investments.

d.  Instructions - shall have the meaning set forth in the Custodian Agreement.

e.  Securities Depository - shall have the meaning set forth in Rule 17f-7 of the 1940 Act.

f. Sovereign Risk - shall have the meaning set forth in Section [6.3] of the Custodian Agreement.

g . U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

14. Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. Integration. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document

BROWN BROTHERS HARRIMAN & CO.	MATTHEWS INTERNATIONAL FUNDS,
dba MATTHEWS ASIAN FUNDS

By: /s/ James R. Kent	By: /s/ John P. McGowan
Name: James R. Kent	Name: John P. McGowan
Title: Managing Director	Title: Vice President
Date: July 20, 2007	Date: July 20, 2007

STANDARD TERMS AND CONDITIONS FOR SPOT AND FORWARD FOREIGN EXCHANGE TRADES

These terms and conditions shall apply to any spot or forward foreign exchange trades (each a “Transaction”) entered into between Brown Brothers Harriman & Co. (“BBH”) and Matthews International Funds, doing business as (“dba”) Matthews Asian Funds for itself and on behalf of each of its series, (Individually a “Fund” and collectively the “Funds”), the Counterparty noted on the attached hereof, except to the extent (if any) that BBH and the Funds shall have agreed in writing that other or additional terms apply.

BBH is hereby granted a continuing security interest in any and all of each Fund’s property held by BBH or on its behalf to satisfy that Fund’s obligations to BBH hereunder now existing or hereafter arising in connection with a spot or forward foreign exchange trade; provided, however, that the security interest granted hereby in the assets of any Fund shall not secure the performance of the obligations of any other Fund.  .

When two or more open Transactions exist between BBH and a Fund in the same currency for the same settlement date, BBH may, at its sole discretion, elect to net the amounts payable under the Transactions. All transactions executed between BBH and any Fund will be subject to mandatory net settlement whereby all amounts bought/sold for the same currency on the same value date will settle for the net amount of that currency bought or sold. Unless requested by reasonable prior written notice from a Fund to BBH and to which BBH has agreed, BBH will not settle outstanding Transactions on a gross basis. BBH shall not be liable for any damages, costs, expenses, liabilities or claims of any kind incurred by a Fund as a result of, or in connection with, the settlement of any such Transaction on a net basis. The mechanics of net settlement will operate as follows: to the extent that a Fund is a net buyer of a currency, BBH will credit its custody account with BBH with the net amount of currency bought by such Fund. To the extent that a Fund is a net seller of a currency, BBH will debit its custody account with BBH for the net amount of currency sold by it. Such net amounts shall constitute a liquidated claim and shall be the sole and exclusive remedy at law and equity of each of BBH and such Fund.

Delivery of currency shall be made to the bank specified by the purchaser (either BBH ora Fund, as the case may be) in a major city in the country in which the currency is legal tender. Unless otherwise agreed to by BBH and you in writing or by telex or S.W.I.F.T. transmission, the currency shall be delivered by wire transfer of immediately available funds or by crediting or debiting such Fund’s account with BBH.

Each of the following events shall constitute a default with respect to any Transaction not settled as of the time of the default: (i) either party files a petition or commence a proceeding under any bankruptcy, insolvency, dissolution or liquidation law or have any such petition filed or proceeding commenced against such party, or (ii) either party otherwise become bankrupt or insolvent (however evidenced), (iii) either party defaults on any financial obligation to the other party and such default is not remedied or cured on or before the thirtieth day after notice of such failure is given to such defaulting party, (iv) either party misrepresents any material information in connection with a Transaction, or (v) either party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity or entities and, at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all of such party’s obligations. As of the time of any such default, BBH shall have shall have all the rights and remedies of a secured party afforded by the Uniform Commercial Code as then in effect in the State of New York (“UCC”) or afforded by other applicable law.In addition, as of the time of any such default, (a) the non-defaulting party may elect to liquidate any transaction not settled as of the time of any such default; and (b) all settlement payments due and owing to the defaulting party whether as a result of such a liquidation or otherwise shall be set off against any settlement payments due and owing to the non-defaulting party, and any net amount due to the non-defaulting party thereafter shall be payable immediately. For the purposes of liquidation, each Transaction may (at the election of the non-defaulting party) be considered a separate contract. The foregoing rights are in addition to, and not in lieu or limitation of, any other rights and remedies available to the parties, whether by agreement, operation of law or otherwise.

If circumstances beyond the control of a party to perform an obligation hereunder (an event of Force Majeure), including without limitation (A) the imposition of governmental regulation or foreign exchange restrictions or similar sovereign act whether de facto or de jure that: (1) would operate to prevent deliver of currency, (2) that would materially impair the convertibility or repatriation of a delivered currency, should prevent delivery by other party hereunder of any or all of each currency (unless otherwise specifically agreed in writing with respect to the particular foreign exchange trade) free of restriction on transfer, convertibility or repatriation on the date specified for the delivery thereof, , or (B) the occurrence of a natural or man-made disaster, armed conflict, act of terrorism, riot, labor disruption, act of state or force majeure which makes it impossible (other than as a result of its own misconduct) for BBH or any Fund to perform any absolute or contingent obligation, to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction, then the party to receive delivery or performance (1) may, but shall not be obligated to, extend the time of delivery or performance of the Transaction; (2) cancel the transaction; or (3) liquidate the transaction at the composite buying or selling rate then (or last) being quoted by Bloomberg or, if Bloomberg is not quoting a composite rate, such other publicly quoted rate as chosen reasonably and in good faith by the party to receive delivery or performance. The amount owing as a result shall be payable immediately by the appropriate party.

On or as soon as reasonably practicable following the occurrence of a default or an event of Force Majeure, the party to whom performance or delivery is owed will make the calculations and will provide the other party with a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable hereunder and (2) giving details of the relevant account to which any amount payable to it is to be paid. An amount calculated as being due in respect of any default or event of Force Majeure will be payable on the day that notice of the amount payable is effective. Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in US Dollars, from (and including) the relevant date of default or event of Force Majeure (but excluding) the date such amount is paid, at the commercially reasonable rate of interest. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The amount will be subject to any Set-off. In the event of a default, the defaulting party agrees to reimburse the non-defaulting party for and indemnify it against, any and all costs, claims, damages, losses or liabilities which may be incurred by it in connection with the Transactions including reasonable attorney’s fees, and any interest due and payable thereon. Such indemnity shall extend to each party’s trustees, directors, officers, partners, employees, and agents and shall survive the settlement of all Transactions.

Time is of the essence with respect to the performance of each Transaction by each party. Each Transaction shall constitute a “qualifying financial contract” as that term is defined in the New York General Obligations Law and Uniform Commercial Code and these Standard Terms and Conditions for Spot and Forward Foreign Exchange Trades shall be a final expression of the agreement of BBH and the Funds with respect to the matters addressed.

BBH and the Funds irrevocably (a) submit to the non-exclusive jurisdiction of the court of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, (b) waive any objection to the laying of venue in such courts, (c) waive any claim that any suit, action or proceeding in any such court has been brought in an inconvenient forum, (d) waive the right to object that any such court does not have jurisdiction over BBH or the Funds, as the case may be, (e) waive the right to trial by jury in any suit, action or proceeding, and (f) designate the Secretary of State of the State of new York as its agent for the service of process (provided that BBH and the Funds may by written notice to the other change its designation of agent to a specified person located in the Borough of Manhattan).